                                                                       EXHIBIT 1

                                TABLE OF CONTENTS
                                       TO
            RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          CHESTNUT STREET EXCHANGE FUND
                       (A CALIFORNIA LIMITED PARTNERSHIP)

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ARTICLE I - NAME AND STATUTORY OFFICE.........................................................................  A-1
    1.1        Name...........................................................................................  A-1
    1.2        Principal Place of Business....................................................................  A-1

ARTICLE II - CHARACTER OF THE BUSINESS OF THE FUND............................................................  A-2
    2.1        Purpose........................................................................................  A-2
    2.2        Investment Objectives..........................................................................  A-2
    2.3        Operating Powers...............................................................................  A-2

ARTICLE III - GENERAL PARTNERS................................................................................  A-3
    3.1        Identity of Managing General Partners..........................................................  A-3
    3.2        Designation and Election of Successor or Additional General Partners...........................  A-3
    3.3        Management and Control.........................................................................  A-4
    3.4        Limitations on the Authority of the General Partners...........................................  A-6
    3.5        Action by the General Partners.................................................................  A-6
    3.6        Reimbursement and Indemnification..............................................................  A-7
    3.7        Limitation of Liability to Shareholders........................................................  A-8
    3.8        Termination of Status and Interest of General Partners.........................................  A-8
    3.9        Right of General Partners to Become Limited Partners...........................................  A-9
    3.10       No Agency......................................................................................  A-9
    3.11       Voting of Shares Owned by General Partners.....................................................  A-9

ARTICLE IV - LIMITED PARTNERS.................................................................................  A-9
    4.1        Sales of Additional Shares; Admission of Additional Limited Partners...........................  A-9
    4.2        Right to Assign Shares; Substituted and Additional Limited Partners............................  A-9
    4.3        No Power to Control Business...................................................................  A-10
    4.4        Limited Liability..............................................................................  A-10
    4.5        Limited Partners Not Personally Liable.........................................................  A-11
    4.6        Death of a Limited Partner.....................................................................  A-11


ARTICLE V - CAPITAL CONTRIBUTIONS: SALES OF SHARES; ALLOCATIONS TO SHARES.....................................  A-11
    5.1        Shares of Partnership Interest.................................................................  A-11
    5.2        Contributions by General Partners..............................................................  A-12
    5.3        Contributions by the Limited Partners..........................................................  A-12
    5.4        Allocation of Fund Income, Gains, Losses, Deductions and Credits Among the Shares..............  A-12

ARTICLE VI - DISTRIBUTIONS AND RETURNS OF CONTRIBUTIONS.......................................................  A-12
    6.1        In General.....................................................................................  A-12
    6.2        Distributions with Respect to Income and Net Realized Capital Gains............................  A-12
    6.3        Distributions in Connection With Redemption of Shares..........................................  A-13
    6.4        Distributions upon Winding Up of the Fund......................................................  A-14
    6.5        Returns of Contributions.......................................................................  A-15

ARTICLE VII - PARTNERS' RIGHTS TO VOTE UPON MATTERS AFFECTING THE BASIC STRUCTURE
              OF THE FUND: EXERCISE OF VOTING RIGHTS..........................................................  A-16
    7.1        Voting Rights of Partners......................................................................  A-16
    7.2        Meetings of the Partners.......................................................................  A-17
    7.3        Quorum and Required Vote at Meetings of the Partners...........................................  A-17
    7.4        Action by Written Consent......................................................................  A-18

ARTICLE VIII - TERM AND DISSOLUTION OF THE FUND...............................................................  A-18
    8.1        Term...........................................................................................  A-18
    8.2        Events Causing Earlier Dissolution of the Fund.................................................  A-18
    8.3        Right of General Partners to Continue the Business of the Fund in Certain Events...............  A-18
    8.4        Right of the Partners to Provide for Continuation of the Business of the Fund in
               Certain Events.................................................................................  A-19

ARTICLE IX - FUND DOCUMENTATION; AMENDMENT OF THE CERTIFICATE AND AGREEMENT; POWER OF ATTORNEY................  A-19
    9.1        Certificate and Agreement and Other Documentation..............................................  A-19
    9.2        Events Requiring Amendment of Certificate and Agreement........................................  A-19
    9.3        Partnership Authorization......................................................................  A-20
    9.4        Power of Attorney by Substituted or Additional Limited Partners................................  A-22
    9.5        Amendments Requiring Signature by Less than All Limited Partners...............................  A-22
    9.6        Amendments Requiring Signature by All Partners.................................................  A-22

ARTICLE X - BOOKS AND RECORDS: STATEMENTS AND INCOME TAX INFORMATION..........................................  A-22
    10.1       Fiscal Year....................................................................................  A-22
    10.2       Records and Accounting.........................................................................  A-23
    10.3       Periodic Financial Statements..................................................................  A-23
    10.4       Record Dates...................................................................................  A-23
    10.5       Income Tax Information.........................................................................  A-24


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
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    10.6       Statement Upon Winding Up of the Fund..........................................................  A-24

ARTICLE XI - GENERAL PROVISIONS...............................................................................  A-24
    11.1       Definitions....................................................................................  A-24
    11.2       Independent Activities.........................................................................  A-26
    11.3       Custodian......................................................................................  A-26
    11.4       Benefit........................................................................................  A-26
    11.5       Nonrecourse Creditors..........................................................................  A-26
    11.6       Notices........................................................................................  A-26
    11.7       Captions.......................................................................................  A-26
    11.8       Certificate and Agreement in Counterparts......................................................  A-26
    11.9       Agent for Service of Process...................................................................  A-27
    11.10      Principles of Construction; Severability.......................................................  A-27
    11.11      California Law.................................................................................  A-27
    11.12      Integrated Agreement...........................................................................  A-27

SCHEDULE "A": Names, Places of Residence and Number of Shares of Partnership
              Interest of the General Partners.

                          CHESTNUT STREET EXCHANGE FUND
                       (A CALIFORNIA LIMITED PARTNERSHIP)

            RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP


           This RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Certificate and Agreement") has been executed and delivered among the General Partners and Limited Partners herein named, for the purpose of amending and restating in full the Restated Certificate and Agreement of Limited Partnership dated as of September 16, 1976, recorded on September 16, 1976, as Document Number 8504, in the official records of the office of the County Recorder of Los Angeles County, California, of Chestnut Street Exchange Fund (a California Limited Partnership), a limited partnership formed pursuant to the Uniform Limited Partnership Act as enacted by the State of California.

           WHEREAS, the General Partners and Limited Partners herein named have formed a Limited Partnership under the laws of the State of California which will qualify as a diversified, open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act");

           WHEREAS, the General and Limited Partners desire to amend and restate the Restated Certificate and Agreement of Limited Partnership previously recorded as described above;

           NOW, THEREFORE, THE GENERAL PARTNERS AND THE LIMITED PARTNERS HEREIN NAMED HEREBY AMEND AND RESTATE THE RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF CHESTNUT STREET EXCHANGE FUND (A CALIFORNIA LIMITED PARTNERSHIP) IN FULL AS FOLLOWS:

                                    ARTICLE I

                            NAME AND STATUTORY OFFICE

           1.1 NAME. This Partnership shall be known as and shall operate under the firm name of "CHESTNUT STREET EXCHANGE FUND" (A California Limited Partnership).

           1.2 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership for purposes of Section 15614 of the Limited Partnership Act shall be c/o Corporation Service Company, 2730 Gateway Oaks Drive, Suite 100, Sacramento, California 95833. The Managing General Partners may from time to time establish additional places of business of the Partnership in such other locations, within and without California, as they deem necessary or desirable for the conduct of the Partnership's business.

                                   ARTICLE II

                      CHARACTER OF THE BUSINESS OF THE FUND

           2.1 PURPOSE. The purpose of the Fund is to create and operate an open-end, diversified management investment company which will qualify under the 1940 Act.

           2.2 INVESTMENT OBJECTIVES. The Fund's investment objectives are to seek long-term growth of capital and, secondarily, current income. The Fund will invest in a portfolio of common stocks and securities convertible into common stocks, and may also invest in other types of securities for temporary or defensive purposes including preferred stocks, investment grade bonds, obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, certificates of deposit, commercial paper and other "money-market" obligations. Up to 10% of the value of the Fund's total assets may be invested in securities which are subject to legal or contractual restrictions on resale (for example restrictions on resale without registration under the Securities Act of 1933 (the "1933 Act")). The Fund may write exchange-traded call options on portfolio securities and may loan portfolio securities.

           2.3 OPERATING POWERS. Subject to the Fund's Investment Objectives in
Section 2.2, the Fund shall have the power to: (a) to invest and trade in capital stock, subscriptions, bonds, notes, debentures, trust receipts and other securities of any corporation or entity; (b) to engage personnel and do such other acts and incur such other expenses on behalf of the Fund as may be necessary or advisable; (c) to engage attorneys, accountants or such other persons as may be deemed necessary or advisable; (d) to receive, acquire, buy, sell, exchange, trade, loan, borrow and otherwise deal in and with property; (e) to open, conduct and close accounts with brokers and to pay the customary fees and charges applicable to transactions in all such accounts; (f) to open, maintain, and close bank accounts and to draw checks and other orders for the payment of money; (g) to enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts, as may be deemed necessary or advisable, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other person, firm or corporation having any business, financial or other relationship with any Partner; (h) to institute and prosecute litigation arising out of the regular course of its affairs or in the enforcement of its obligations due it, including all rights of appeal; (i) to compromise and settle any claims against the Fund and to provide for indemnification by the Fund in the Fund's contracts and agreements; (j) to defend any litigation, including all rights of appeal, whether or not arising in the regular course of its affairs;
(k) to appear before any governmental
board or agency or to otherwise participate in any administrative review or appeal; (l) to employ one or more investment advisors for the Fund to supervise the Fund's investments and to administer the affairs of the Fund subject to the provisions of this Certificate and Agreement; (m) to file and publish all such certificates, notices, statements or other instruments required by law for the formation and operation of a limited partnership in any jurisdictions where the Fund may elect to do business; (n) to exercise any and all other powers which may be necessary to implement the purposes, policies and powers of the Fund and not inconsistent therewith, including those granted to limited partnerships under the California Revised Limited Partnership Act; and (o) to exercise such other powers as the Managing General Partners reasonably believe to be necessary to comply with the provisions of the 1940 Act.


                                   ARTICLE III

                                GENERAL PARTNERS

           3.1 IDENTITY OF MANAGING GENERAL PARTNERS. The General Partners of the Fund shall consist of the Managing General Partners (hereinafter referred to as the "General Partners" or the "Managing General Partners"). Only individuals may act as Managing General Partners, and all individual General Partners shall act as Managing General Partners.

           The names of the currently acting Managing General Partners, their places of residence and the number of Shares owned by each of them are set forth in Schedule "A" to this Certificate and Agreement and are incorporated herein by this reference.

           3.2 DESIGNATION AND ELECTION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS. The Managing General Partners shall determine from time to time the number of persons who will be proposed for election as General Partners. At the annual meeting of Partners, if held in a given year, or at any special meeting called for the purpose of electing General Partners, the Partners shall elect the General Partners. Each of the Managing General Partners shall serve until the next annual or special meeting at which General Partners are elected and until the election and qualification of the person's successor, or until the person's status as such is sooner terminated as provided in Section 3.8 below. If at any time the number of Managing Partners is reduced to less than three, the remaining Managing General Partners shall, within 120 days, call a meeting of Partners for the purpose of electing an additional Managing General Partners or Managing General Partners so as to restore the number of Managing General Partners to at least three.

           If at any time a vacancy occurs among the Managing General Partners, the vacancy may be filled by the Managing General Partners subject to the limitations set forth in Sections 16(a) and (b) of the 1940 Act.

           Each General Partner, by becoming a General Partner, consents to the admission as an added or substituted General Partner of any person elected by the Partners in accordance with this Certificate and Agreement. Each Partner, by becoming a Partner of the Fund, consents to and ratifies the actions of the General Partners in determining the persons who will be proposed for election and admission as additional or substituted General Partners, and the actions of the Partners in electing an additional or substituted General Partner pursuant to the procedure in Article VII of this Certificate and Agreement.

           Any General Partner who is elected at a meeting of the Partners and who is not then serving as a General Partner shall be admitted to the Partnership as a General Partner effective as of the date of such election.

           3.3 MANAGEMENT AND CONTROL. Subject to the provisions of this Certificate and Agreement, the business of the Fund shall be managed solely by the Managing General Partners, and they shall have complete and exclusive control over the management, conduct and operation of the Fund's business. Except as otherwise specifically provided in this Certificate and Agreement, the Managing General Partners, acting pursuant to Section 3.5 hereof, shall have the right, power and authority, on behalf of the Fund and in its name to exercise all of the rights, powers and authority of a partner in a partnership without limited partners under the California Uniform General Partnership Act. Without limiting the foregoing, but subject to the right of the Partners to vote on certain matters affecting the basic structure of the Fund in Article VII below, the Managing General Partners, acting pursuant to Section 3.5 below, shall have the power and authority to: (a) adopt, amend and repeal a Code of Regulations not inconsistent with this Certificate and Agreement providing for the operation of the Fund; (b) appoint one of their number to be President, who shall preside at all meetings of Partners, shall be responsible for the execution of policies established by the Managing General Partners and may be the chief executive, financial and accounting officer; (c) appoint from their own number, and terminate, any one or more committees consisting of two or more managing General Partners, including executive committee which may, when the Managing General Partners are not in session, exercise one or all of the power and authority of the Managing General Partners as the Managing General Partners may determine;
(d) elect and appoint, delegate authority to, remove and terminate such officers and agents (who need not be Partners) as they consider appropriate; (e) subject always to the continuing supervision of the Managing General Partners, contract with one or more banks, trust companies, investment advisers or other persons for the performance of such functions as they may determine, including, but not by way of limitation, the investment and reinvestment of all or part of the Fund's assets and effecting portfolio transactions, and any or all administrative functions of the Fund; (f) at any time and from time to time, contract with any corporation, trust, association or other person to act as exclusive or nonexclusive distributor or Principal Underwriter for the Shares;
(g) purchase and pay for entirely out of Fund property insurance policies insuring the Shareholders, General Partners, Limited Partners, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Partner, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such person against such liability; and (h) pay or cause to be paid out of the principal or income of the Fund, or partly out of principal and partly out of income, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including but not limited to, the General Partners' compensation and such expenses and charges for the services of the Fund's officers, employees, investment adviser or Manager, Principal Underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Managing General Partners may deem necessary or advisable to incur.

           The Managing General Partners shall devote themselves to the Fund's business to the extent they may determine necessary for the efficient conduct thereof, which need not, however, occupy their full time. General Partners may also engage in other businesses, whether or not similar in nature to the business of the Fund, subject to the limitations of the 1940 Act. Further, subject to the limitations of the 1940 Act and the Partnership Act, the fact that:

                     (i) any of the Partners or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, manager, adviser, Principal Underwriter or distributor or agent of or for any corporation, trust, association, or other person, or of or for any parent or affiliate of any person which handles brokerage transactions for the Fund or with which the Fund has or may hereafter enter into an advisory or management contract, or Principal Underwriter's or distributor's contract, or transfer, Shareholder servicing or other contract, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Fund, or that

                     (ii) any corporation, trust, association or other person which handles brokerage transactions for the Fund or with which the Fund has or may hereafter enter into an advisory or management contract or Principal Underwriter's or distributor's contract, or transfer, Shareholder servicing or other contract, also has an advisory or management contract, or Principal Underwriter's or distributor's contract, or transfer, Shareholder servicing or other contract with one or more other corporations, trusts, associations, or other persons, in which any of the Partners or officers of the Fund may have an interest, shall not preclude such contracts or dealings, or affect the validity of any such contract or dealings or disqualify any Partner or officer of the Fund from voting upon or executing the same or create any liability or accountability to the Fund or its Shareholders with respect to such contract or dealings.

           3.4 LIMITATIONS ON THE AUTHORITY OF THE GENERAL PARTNERS. The General Partners shall have no authority without the vote or written consent of all of the Limited Partners to: (a) do any act in contravention of this Certificate and Agreement, as it may be amended, or which would make it impossible to carry on the ordinary business of the Fund; (b) confess a judgment against the Fund; (c) possess Fund property, or assign the Fund's rights in specific Fund property, for other than a Fund purpose.

           In addition, certain actions of the Managing General Partners shall be subject to a Majority Shareholder Vote as provided in paragraph 7.3 below.

           3.5 ACTION BY THE GENERAL PARTNERS. Except as may otherwise be provided herein or from time to time in the Code of Regulations, any action to be taken by the Managing General Partners shall be taken: (a) by a majority of the Managing General Partners present at a meeting of the Managing General Partners at which at least 50% of the Managing General Partners are present, within or without California, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at a meeting; or (b) by unanimous written consent of the Managing General Partners acting without a meeting, unless the 1940 Act or the Partnership Act requires that a particular action be taken by a greater vote or only at a meeting in person of the Managing General Partners. Each Managing General Partner shall have one vote. No single Managing General Partner shall have authority to act on behalf of the Partnership or to bind the Partnership except as specifically authorized in a particular case by the Managing General Partners.

           3.6 REIMBURSEMENT AND INDEMNIFICATION. The General Partners shall be reimbursed for all reasonable out-of-pocket expenses incurred in performing their duties hereunder. Each General Partner and officer of the Fund, each corporate Non-Managing General Partner and officer and director thereof, and each former General Partner who has not ceased to be liable as a General Partner under the Partnership Act (herein collectively referred to as "Agent"), shall be indemnified by the Fund, to the extent permitted by applicable law, against judgments, fines, amounts paid in settlement, and expenses (including counsel fees) reasonably incurred by such Agent by virtue of being threatened to be made, being or having been a party to any civil, criminal, administrative or investigative proceeding in which such Agent is involved or threatened to be involved by reason of such person being an Agent, provided that the Agent acted in good faith and in a manner the Agent reasonably believed to be within the scope of such person's authority and for a purpose which such person reasonably believed to be in the best interests of the Fund or the Limited Partners. To the extent that an Agent has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, such person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in the best interests of the Fund or the Limited Partners. The determination under any other circumstances as to whether an Agent acted in good faith and in a manner such person reasonably believed to be within the scope of the person's authority and for a purpose which the person reasonably believed to be in the best interests of the Fund or the Limited Partners shall be made, (i) by action of the Managing General Partners who were not parties to such proceedings, or (ii) the court in which such proceeding is or was pending upon application made by the Fund or the Agent (whether or not such application is opposed by the Fund), or (iii) by independent legal counsel (who may not be the regular counsel for the Fund) in a written opinion. No Agent shall be indemnified against any liability to the Fund or its Partners to which he would otherwise be subjected by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

           The foregoing indemnification provisions shall not preclude any other rights to which those persons indemnified hereunder may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners or otherwise, nor shall the foregoing preclude the Fund from purchasing and maintaining insurance on behalf of any Agent against liability which may be asserted against or incurred by the Agent in such capacity, whether or not the Fund would have the power to indemnify the

Agent against such liability under the provisions of this Section 3.6.

           Expenses incurred in defending any proceeding may be advanced by the Fund prior to final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount unless it shall be determined ultimately that the Agent is entitled to be indemnified as authorized in this Section 3.6.

           3.7 LIMITATION OF LIABILITY TO SHAREHOLDERS. No General Partner shall have any personal liability to any Shareholder for the repayment of the contributions with respect to Shares held by him, or for the payment of the amount standing in the individual accounts of the Limited Partners or any portion thereof; any such amounts shall be paid solely from assets of the Fund, if any, sufficient therefor, according to the terms of this Certificate and Agreement. Nor, to the extent permitted by the Partnership Act and the 1940 Act, shall the General Partners be liable to any Shareholder for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Fund, or by reason of any change in the general or state income tax laws, or in interpretations thereof, as they apply to the Partnership and the Shareholders, whether such change occurs through legislative, judicial or administrative action, provided, that nothing herein shall protect a General Partner against any liability to which he would otherwise be subject by reason of misfeasance, bad faith, negligence, or reckless disregard of the duties involved in the conduct of his office.

           3.8  TERMINATION OF STATUS AND INTEREST OF GENERAL PARTNERS.

                  (a) The status and interest of a person as a Managing General Partner shall terminate and such person shall have no further right or power to act as General Partner (except to execute any amendment to this Certificate and Agreement to evidence his termination) effective when and if he: (1) dies; (2) becomes insane; (3) is adjudicated a bankrupt; (4) voluntarily retires effective upon not less than 180 days' written notice to the other General Partners or election of his successor, whichever first occurs; (5) fails to be re-elected by the Partners, as provided in Section 3.2 above; or (6) is removed by the Partners, as provided in Section 7.1 below.

                  (b) Termination of a person's status as a General Partner shall not affect his status, if any, as a Limited Partner. A General Partner shall not be entitled to any special payment from the Partnership as a result of termination of his status as General Partner. Upon termination of his status and in interest as a General Partner, a General Partner may redeem his Shares in accordance with Section 6.3 or retain such Shares as a Limited Partner.

           3.9 RIGHT OF GENERAL PARTNERS TO BECOME LIMITED PARTNERS. A General Partner may also become a Limited Partner and thereby become entitled to all of the rights of a Limited Partner to the extent of the Limited Partnership interest so acquired, and the consent of the Limited Partners thereto need not be obtained. Such event shall not, however, affect such General Partner's liability hereunder.

           3.10 NO AGENCY. Nothing in this Certificate and Agreement shall be construed as establishing any General Partner as an agent of any Limited Partner, except to the extent provided in Sections 9.3 and 9.4 below.

           3.11 VOTING OF SHARES OWNED BY GENERAL PARTNERS. In accordance with
Section 7.1, the Managing General Partners shall have the right to vote any Shares which they own, whether as a General or as a Limited Partner. Each General Partner shall own at least one Share.


                                   ARTICLE IV

                                LIMITED PARTNERS

           4.1 SALES OF ADDITIONAL SHARES; ADMISSION OF ADDITIONAL LIMITED PARTNERS. The Fund sold Shares through an initial public offering and admitted such purchasers as additional Limited Partners in the Fund. In addition, without the consent or approval of the Limited Partners, the Fund may issue additional Shares from time to time in payment of the distributions to the Partners contemplated by Article VI below or in connection with the admission of General Partners pursuant to Section 3.2 above. The Fund shall not otherwise issue additional Shares. Each purchaser of a Share from the Fund shall be bound by all the terms and conditions of this Certificate and Agreement.

           4.2 RIGHT TO ASSIGN SHARES; SUBSTITUTED AND ADDITIONAL LIMITED PARTNERS. A Shareholder may assign the whole or any portion of his Shares by a written instrument of assignment in form satisfactory to the Managing General Partners. Each assignee of a Share shall be bound by all the terms and conditions of this Certificate and Agreement including, without limitation, the allocation of income, gains, losses, deductions and credits as provided in
Section 5.4. Any Shareholder who assigns Shares, and any assignee of such Shares who subsequently assigns such Shares, by virtue of an assignment made in accordance with the provisions hereof confers upon his assignee the right to be substituted as a Limited Partner, and the assignee shall become a Limited Partner upon being entered into the records of the Fund as a Limited Partner, by which act the assignee shall be deemed to accept and adopt all of the terms and provisions of the Certificate and Agreement, as the same may be amended.

           4.3 NO POWER TO CONTROL BUSINESS. A Limited Partner shall have no right to and shall take no part in the control of the Fund's business and shall have no right or authority to act for or bind the Fund, but may exercise the rights and powers of a Limited Partner under this Certificate and Agreement, including without limitation, the voting rights and the giving of consents and approvals provided for hereunder. The exercise of such rights and powers are deemed to be matters affecting the basic structure of the Fund and not the control of its business.

           4.4 LIMITED LIABILITY. No Limited Partner shall be liable for any debts, obligations or losses of the Fund, provided, however, that the contributions of a Limited Partner shall be subject to the risks of the business of the Fund and subject to the claims of the Fund's creditors and provided further, that after any Limited Partner has received the return of any part of his contribution, he will be liable to the Fund, only to the extent required by the Partnership Act, for: (a) his proportionate share, not in excess of the amount of such returned contributions plus interest thereon, of any sum necessary to discharge any liabilities of the Fund to creditors who extended credit or whose claims arose before such returns were made; (b) for his proportionate share, not in excess of any amount of such sum wrongfully distributed to him and necessary to discharge any liabilities of the Fund to any creditors.

           In the event a Limited Partner or former Limited Partner who received the return of any part of his contribution is required pursuant to the foregoing paragraph to discharge more than his proportionate share of a Fund liability ("Discharged Liability"), the Fund shall indemnify such person, to the extent of its net assets, against the Discharged Liability. In the event the Fund's net assets are insufficient to satisfy such person's right of reimbursement for the Discharged Liability, the Fund shall use its best efforts to obtain for such person an amount equal to the insufficiency arising in its net assets to reimburse ("Insufficiency Reimbursement") such person for the Discharged Liability from each of the other Limited Partners or former Limited Partners of the Fund who received a return of contribution after the time the creditor whose claim was discharged extended credit to the Fund. The Insufficiency Reimbursement to be sought against each other Limited Partner or former Limited Partner shall be limited to that amount obtained by multiplying the amount of the Insufficiency Reimbursement by that percentage of the aggregate contributions so returned to all Limited Partners which was received by the particular Limited Partner or former Limited Partner from whom the Insufficiency Reimbursement is sought. Each Limited Partner, to the extent of his proportionate share of such a returned contribution as above determined, hereby agrees to indemnify each other Limited Partner against such Insufficiency Reimbursement.

           In addition, the General Partners and the Fund (to the extent of its net assets) hereby further indemnify any Limited Partner against any liability of the Fund discharged by him pursuant to the final decision of any court of competent jurisdiction that such Limited Partner was liable for such liability solely by virtue of the grant or exercise of the voting rights as set forth in
Article VII (and not by virtue of any action or representation by such Limited Partner).

           Any such right of indemnification pursuant to either of the preceding two paragraphs shall be conditioned upon the party so seeking indemnification giving to the Fund prompt notice of, and the opportunity to defend, any claim instituted or threatened against such person by a creditor of the Fund. Each Limited Partner further agrees that any sum or property wrongfully distributed to him shall be held by him as trustee for the Fund to be delivered to the Fund upon its demand in order to satisfy the Insufficiency Reimbursement.

           4.5 LIMITED PARTNERS NOT PERSONALLY LIABLE. All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund and of the General Partners for payment under such credit, contract or claim, or only to the assets of the Fund if any such person has so agreed, and except to the extent provided in Section 4.4 hereof, neither the Limited Partners, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

           4.6 DEATH OF A LIMITED PARTNER. The death of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death of a Limited Partner the personal representative of such deceased Limited Partner shall have all the rights of a Limited Partner, to the extent of the deceased's interest in the Fund, for the sole purpose of settling his estate, including the right to assign his Shares and to designate his assignee a substituted Limited Partner, upon compliance with the provisions of Section 4.2 above. The estate of a deceased Limited Partner shall be liable for all such deceased Limited Partner's liabilities as a Limited Partner.

                                    ARTICLE V

          CAPITAL CONTRIBUTIONS: SALES OF SHARES; ALLOCATIONS TO SHARES

           5.1 SHARES OF PARTNERSHIP INTEREST. The entire beneficial interest of the Partners in the Fund and its assets shall be divided into equal proportionate units of partnership interest, referred to herein as "Shares." The Managing General Partners may from time to time divide or combine such units into a greater or less number of Shares, provided that no such action shall in and of itself alter the proportionate beneficial interest of the several Holders of Shares in the Fund at the time. The Managing General Partners shall, by appointment of an agent for the purpose or otherwise, at all times maintain a record of the outstanding Shares and the Holders thereof from time to time.

           5.2 CONTRIBUTIONS BY GENERAL PARTNERS. Each of the General Partners has purchased the number of Shares set forth in Schedule "A" to this Certificate and Agreement. Each Share purchased by a General Partner will be held in such person's capacity as a General Partner and not as a Limited Partner.

           Except as provided in this Section, no General Partner has agreed to make any contributions in addition to that required as a condition to admission as a General Partner, or to lend additional funds to the Partnership.

           5.3  CONTRIBUTIONS BY THE LIMITED PARTNERS.

                  (a) Except to the extent a Limited Partner hereafter elects to participate in an income and/or capital gains reinvestment program which may be offered by the Fund, no Limited Partner has agreed to make any additional contributions to or to lend additional funds to the Fund, and no Limited Partner shall be liable for any additional assessment therefor.

           5.4 ALLOCATION OF FUND INCOME, GAINS, LOSSES, DEDUCTIONS AND CREDITS AMONG THE SHARES. All items of Fund income, gain, loss, deduction and credit during each taxable year of the Fund shall be computed for the Fund in accordance with generally accepted accounting principles applicable to regulated investment companies.

                                   ARTICLE VI

                   DISTRIBUTIONS AND RETURNS OF CONTRIBUTIONS

           6.1 IN GENERAL. Distributions of cash or other property may be made by the Managing General Partners in accordance with this Article: (a) with respect to net income and net realized capital gains of the Fund; (b) in connection with redemption of Shares; and (c) upon dissolution of the Fund. However, all such distributions shall be in proportion to the number of Shares held and without regard to the dollar amount of contributions received with respect thereto.

           6.2 DISTRIBUTIONS WITH RESPECT TO INCOME AND NET REALIZED CAPITAL GAINS. The Managing General Partners shall determine the amounts with respect to net investment income and net realized capital gains, if any, to be distributed to the Shareholders and the times when such distributions shall be made. Except as otherwise provided in this Certificate and Agreement, such amounts shall be distributed equally among the Shares outstanding. For purposes of such distributions, a person will be deemed to be a Shareholder if such person's interest is recorded on the books of the Fund maintained for that purpose on the record date determined for such distribution.

           6.3  DISTRIBUTIONS IN CONNECTION WITH REDEMPTION OF SHARES.

                  (a) Subject to the requirement stated in Section 3.11 that each General Partner own at least one Share, and to the limitations of Sections 6.3(b) and (d) below, a Shareholder may elect to redeem any or all of the Shares held by him of record at the Net Asset Value Per Share next computed after receipt by the Fund (or by a person designated by the Fund for such purpose) of a written request for redemption. The request must be accompanied by either the certificates representing the Shares to be redeemed, if certificates have been issued, or a stock power, duly endorsed by the record Holder(s) with signature(s) guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. Except as otherwise provided in this Section 6.3(a) and except to the extent Shares are redeemed for cash pursuant to a Systematic Withdrawal Plan described in Section 6.3(e) below, payments upon redemption may be made in cash, in any portfolio securities or in any combination thereof, in the sole discretion of the Managing General Partners. Securities which are subject to a legal or contractual restriction on their resale by the Fund ("restricted securities") will not be distributed in redemption of Shares.

                  (b) The Managing General Partners may suspend redemptions and defer payment of the redemption price during any period that the determination of Net Asset Value Per Share is suspended pursuant to Section 11.1(g).

                  (c) No Holder shall be entitled to receive the return of any part of the contribution with respect to his Shares unless all liabilities of the Partnership, except liabilities to General Partners and to Limited Partners on account of their contributions, have been paid or there remains property of the Fund sufficient to pay them.

                  (d) Each Shareholder, by becoming a Shareholder: (i) agrees that payment of the redemption price as determined hereunder with respect to a Share owned by him as reflected in this Certificate and Agreement constitutes full and complete discharge of any obligation of the Fund and the General Partners with respect to his interest in the Fund represented by such Share, including, without limitation, any right to the return of contribution represented by such Share, and that, upon such redemption, he shall have no further rights with respect to such share; (ii) agrees that the date upon which Net Asset Value is computed for purposes of redeeming a Share shall constitute the date specified in this Certificate and Agreement for the return of the contribution with respect to such Shares for purposes of the Partnership Act; and (iii) consents to the redemption of any Share in accordance with the provisions of this Certificate and Agreement.

                  (e) The Managing General Partners may in their discretion adopt a Systematic Withdrawal Plan (the "Plan") pursuant to which a Shareholder electing to participate in the Plan will receive in cash as a partial redemption of his Shares a stipulated percentage of the net asset value of such Shares as of the close of trading on the New York Stock Exchange on such day or days as the Managing General Partners may determine. The Managing General Partners may in their sole discretion determine from time to time the percentage to be paid to Plan participants, the amount of any fees or other service charges which may be imposed upon participants, and such other matters as are necessary or advisable in connection with the implementation and administration of the Plan.

           6.4 DISTRIBUTIONS UPON WINDING UP OF THE FUND. Upon the dissolution of the Fund pursuant to Section VIII, the Managing General Partners, or trustee, if one is appointed, shall proceed to wind up the affairs for the Fund and to liquidate its assets as promptly as is consistent with obtaining fair value. The proceeds from such liquidation of the Fund assets shall be applied and distributed in the following order of priority:

                        (a) to the payment of debts and liabilities of the Fund
            (other than any loans or advances which may have been made by any of the Partners to the Fund) and the expenses of liquidation;

                        (b) to create any reserve which the Managing General
            Partners or trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Fund. Such reserve shall be paid over by the Managing General Partners or trustee to a bank or trust company to act as escrow agent selected by the Managing General Partners or trustee. Any such escrow agent shall hold such reserves for payment of any of the aforementioned contingencies, and, at the expiration of such period as the Managing General Partners or trustee designate, shall distribute the balance thereafter remaining in the manner hereinafter provided;

                        (c) to the repayment of any loans or advances that may
            have been made by any of the Partners to the Fund, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof; and

                        (d) the balance, if any, pro rata among the Shareholders
            in proportion to the number of Shares held by them at the record date for any such distribution.

           When the Managing General Partners have complied with the foregoing distribution plan (including payment over to the escrow agent), the Partners shall execute, acknowledge, and cause to be filed a cancellation of this Certificate and Agreement.

            6.5 RETURNS OF CONTRIBUTION.

                  (a) Except upon dissolution of the Fund or the earlier effective date of any redemption of the Shares of a Holder pursuant to Section
6.3 above (which shall be the date specified in this Certificate and Agreement for return of contributions pursuant to the Partnership Act), no Partner has the right to demand return of any part of his contribution. The Managing General Partners may, however, from time to time, elect to make returns of contributions to Shareholders, provided that: (i) all liabilities of the Fund to persons other than shareholders have been paid or, in the good faith determination of the Managing General Partners, there remains property of the Fund sufficient to pay them; (ii) the consent, expressed or implied, of all of the Partners is obtained; and (iii) the Managing General Partners cause this Certificate and Agreement to be amended to reflect a reduction in contributions.

                  For purposes of the foregoing provisions, the condition of subpart (ii) shall have been satisfied if such return of contribution is effected by a distribution made pro rata to all of the Shareholders based upon the number of Shares held by each of them, or upon the redemption of Shares pursuant to the authority of Section 6.3 above. Each Partner, by becoming such, consents to any such distribution theretofore or thereafter duly authorized and made in accordance with the foregoing provisions.

                  (b) In the event subparts (i) and (ii) of part (a) above are satisfied, the Managing General Partners agree to cause an appropriate amendment to this Certificate and Agreement to be promptly filed.

                  (c) In return for his contribution, subject to the provisions of Section 6.3 above, a Shareholder may receive cash or other property at the sole discretion of the Managing General Partners, but a Shareholder has no right to demand return of his contribution other than in cash.

                                   ARTICLE VII

                 PARTNERS' RIGHTS TO VOTE UPON MATTERS AFFECTING
           THE BASIC STRUCTURE OF THE FUND: EXERCISE OF VOTING RIGHTS

           7.1 VOTING RIGHTS OF PARTNERS. Subject to the provisions of Section
4.3 and 4.4 above, the Managing General and Limited Partners shall have in proportion to the numbers of Shares held of record by them, voting, approval, consent or similar rights with respect to the following matters affecting the basic structure of the Partnership, which include the voting, approval, consent or similar rights required under the 1940 Act for voting security holders:

                        (a) the right to remove General Partners and to elect
            General Partners;

                        (b) the right to approve or disapprove of proposed
            changes in the investment limitations and policies;

                        (c) the right to approve or disapprove of a proposed
            change in the nature of the Fund's business so as to cease to be an investment company;

                        (d) the right to approve or disapprove of any investment
            advisory contract or the termination of such a contract entered into by the Managing General Partners pursuant to Section 3.3(e) above;

                        (e) the right to ratify or reject the appointment of and
            to terminate employment of the independent public accountants of the Fund to the extent required by the 1940 Act or other applicable law;

                        (f) the right to approve or disapprove the sale of all
            or substantially all of the assets of the Fund;

                        (g) the right to amend this Certificate and Agreement in
            any other respect; provided, however, that no such amendment shall conflict with the 1940 Act, so long as the Fund is registered thereunder, or affect the liability of the General Partners without their consent nor the limited liability of the Limited Partners as provided under Section 4.4 above and provided further that the foregoing shall not preclude amendments to this Certificate and Agreement without the vote of the Partners to the extent permitted in Article IX below; and

                        (h) The right to elect to wind up and dissolve the Fund.

Limited Partners shall not have the right to vote on any other matters.

            7.2 MEETINGS OF THE PARTNERS. An annual meeting of the Partners for the election of General Partners, the ratification or rejection of the appointment of the independent public accountants of the Fund or other business is not required to be held unless required by applicable law or otherwise determined by the Managing General Partners. Any such meetings shall be held at the statutory office of the Fund in California, or at such other place as may be designated in the call thereof, which call shall be made by the Managing General Partners. Special meetings may also be called by the Managing General Partners from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Partners as herein provided.

           7.3 QUORUM AND REQUIRED VOTE AT MEETINGS OF THE PARTNERS. Partners holding a majority of the Shares entitled to vote present or represented by proxy shall be a quorum for the transaction of business at a Partners' meeting, but any lesser number shall be sufficient for adjournments.

           Each Partner shall have one vote for each Share standing of record in such Partner's name as of the record date set forth in the notice of meeting. A majority of the Shares voted at a meeting at which a quorum is present shall constitute action on the Partners, except:

                        (a) that in the election of General Partners, those
            candidates receiving the highest number of votes cast at a meeting of Partners at which a quorum is present, up to the number of General Partners to be elected, shall be elected as General Partners of the Fund; there shall be no cumulative voting in election of General Partners;

                        (b) that approval of matters referred to in (b), (c) and
            (d) and the termination of the employment of independent public accountants referred to in (e) of paragraph 7.1 above shall require a Majority Shareholder Vote; and

                        (c) where a larger vote, if any, is otherwise required
            by provision of this Certificate and Agreement.

           Shares may be voted at a meeting of Partners in person or by proxy duly executed by the Partner(s) holding the Shares of record on the record date for such meeting fixed by the Managing General Partners as provided in Section
10.4. All such proxies shall be filed with the Fund before or at the meeting. No such proxy shall be valid after eleven months from the date of its execution. The law of California pertaining to corporate proxies will govern all Partnership proxies. Notwithstanding that a valid proxy is outstanding, powers of the proxy holder will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

            7.4 ACTION BY WRITTEN CONSENT. Any action taken by Partners may be taken without a meeting if all of the Partners entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Partners. Such consent shall be treated for all purposes as a vote taken at a meeting of Partners.


                                  ARTICLE VIII

                        TERM AND DISSOLUTION OF THE FUND

            8.1 TERM. The Term of this Partnership shall commence as of March 25, 1976, the date of the initial filing of this Certificate and Agreement with the County Recorder in the County of Los Angeles, of the State of California, as required by the Partnership Act, and shall continue in existence until December 31, 2071, on which date it shall commence dissolution, unless it is sooner dissolved as hereinafter provided.

            8.2 EVENTS CAUSING EARLIER DISSOLUTION OF THE FUND. The Fund shall commence dissolution, and the affairs of the Fund shall be wound up, prior to the date specified above, upon the happening of any of the following events:

                        (a) the Fund disposes of all of its assets; or

                        (b) if a Managing General Partner has not filed an
            amendment to this Certificate and Agreement evidencing his determination to continue the business of the Partnership within One Hundred and Eighty (180) days after the death, retirement or insanity of a General Partner; or

                        (c) partners holding a majority of the Shares vote to
            dissolve the Fund.

            The Limited Partners shall have no right or power to cause the termination or dissolution of the Partnership except as set forth in this Certificate and Agreement. No Limited Partner shall have the right to bring an action for partition against the Partnership.

            8.3 RIGHT OF GENERAL PARTNERS TO CONTINUE THE BUSINESS OF THE FUND IN CERTAIN EVENTS. The death, retirement or insanity of a General Partner shall not dissolve the Partnership. In any such event the business of the Partnership shall continue pending the election to continue the business of the Fund contemplated in this Section or the exercise of the rights of the Partners provided in Section 8.4 below.

            After the death, retirement or insanity of a General Partner, any remaining Managing General Partner shall have the right to elect to continue the business of the Fund. If a remaining Managing General Partner so elects to continue the Fund, within thirty (30) days after such event he shall execute and cause to be filed an appropriate amendment to this Certificate and Agreement to evidence such election. If no remaining Managing General Partner is willing to continue the business of the Partnership, then prior to the expiration of such thirty-day period, the remaining Managing General Partners shall (or, if there is no Managing General Partner then acting, any Partner or Partners owning 10% or more of the Shares then outstanding) shall, within one hundred and twenty
(120) days of such event, call a meeting of the Partners for the purpose of exercising the rights provided in Section 8.4 below.

            8.4 RIGHT OF THE PARTNERS TO PROVIDE FOR CONTINUATION OF THE BUSINESS OF THE FUND IN CERTAIN EVENTS. In the event that: (a) at any time the status and interest of all Managing General Partners has terminated by virtue of any of the events or circumstances specified in Section 3.8 of this Certificate and Agreement; or (b) the Managing General Partner(s) remaining after the death, retirement or insanity of a General Partner do not elect to continue the Fund (which failure to elect to continue the Fund shall constitute an election to retire pursuant to Section 3.8(a)(4) above), then, to the extent permitted by the Partnership Act, the Partners shall have the right to elect a successor Managing General Partner or Partners who shall have the authority to elect to continue the business of the Fund under its present name. Any such successor Managing General Partner shall have all of the rights and powers, and be subject to all of the duties and obligations of a Managing General Partner provided in this Certificate and Agreement.


                                   ARTICLE IX

                      FUND DOCUMENTATION; AMENDMENT OF THE
                  CERTIFICATE AND AGREEMENT; POWER OF ATTORNEY

            9.1 CERTIFICATE AND AGREEMENT AND OTHER DOCUMENTATION. This Certificate and Agreement shall constitute a Certificate of Limited Partnership within the meaning of the Partnership Act, and the Managing General Partners shall promptly cause it to be filed and recorded in accordance with the Partnership Act in the County of the location of the Fund's statutory office, and to the extent required by local law, in the appropriate place in each state in which the Fund may hereafter establish a place of business.

            9.2 EVENTS REQUIRING AMENDMENT OF CERTIFICATE AND AGREEMENT. This Certificate and Agreement shall be promptly amended, as hereafter provided, upon the occurrence of any of the following events: (a) there is a change in the name of the Fund; (b) there is a change in the street address of the principal executive office; (c) there is a change in the address of a General Partner or a change in the address of the agent for service of process, unless a corporate agent is designated, or appointment of a new agent for service of process; (d) a person is admitted as a General Partner;
(e) a General Partner retires, dies or becomes insane, and the business is continued as permitted by Article VIII; (f) there is a false or erroneous statement in this Certificate and Agreement; (g) the Partners desire to make a change in any other statement in this Certificate and Agreement in order that it shall accurately represent the agreement among them; or (h) there is a change in the right to vote upon any of the matters described in Article VII.

            9.3 PARTNERSHIP AUTHORIZATION. Each of the Limited Partners hereby makes, constitutes and appoints the Managing General Partners of the Partnership or any of them and each person who shall hereafter become a Managing General Partner, with full power of substitution, the true and lawful attorney of, and in the name, place and stead of such Limited Partner, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record, filed and/or publish: (a) this Certificate and Agreement of Limited Partnership under the laws of the State of California or any other jurisdiction, any amendment to any such Certificate and Agreement of Limited Partnership (including, but not limited to, amendments reflecting the withdrawal of any General Partner or the return, in whole or in part, of the contribution of any Partner) or any other document required from time to time to admit such Limited Partner, to effect his substitution as a Limited Partner or to effect the substitution of the Limited Partner's assignee as a Limited Partner as to any or all shares of limited partnership interest assigned to such assignee; (b) any amendments to this Certificate and Agreement or any other document required to reflect any action of the Partners provided for in this Certificate and Agreement whether or not such Limited Partner voted in favor of or otherwise consented to such action; and (c) any other instrument, certificate or document as may be required by any regulatory agency, the laws of the United States, any state or any other jurisdiction in which the Fund is doing or intends to do business or which the Managing General Partners deem advisable to file or record, provided such instrument, certificate or document is in accordance with the terms of this Certificate and Agreement as then in effect.

            Each of the General Partners hereby makes, continues and appoints the Managing General Partners and any one of them and each person who shall hereafter become a Managing General Partner, and additionally appoints the transfer agent and any successor transfer agent employed by the Fund, with full power of substitution, the true and lawful attorney of, and in the name, place and stead of such General Partner, with the powers from time to time to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish the documents specified or contemplated by subparts (a), (b) and (c) of the preceding paragraph.

            Each of the Limited Partners is aware that the terms of the Certificate and Agreement permit certain amendments of the Certificate and Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership, in each case with the approval of less than all the Limited Partners, provided that a specified percentage of Partners shall have voted in favor of or otherwise consented to such action. Such actions include, without limitation, admission of new General Partners duly elected at meetings of the Partners. If, as and when (i) an amendment of the Certificate and Agreement is proposed or an action is proposed to be taken or omitted by or with respect to the Partnership which requires, under the terms of the Certificate and Agreement, the approval of a specified percentage in interest (but less than all) of the Partners, (ii) Partners holding the percentage of Partnership interests in the Partnership specified in the Certificate and Agreement as being required for such amendment or action have approved such amendment or action in the manner contemplated by the Certificate and Agreement; and (iii) a Limited Partner has failed or refused to approve such amendment or action (hereinafter referred to as a non-consenting Limited Partner), each nonconsenting Limited Partner agrees that each special attorney specified above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, delivery, record, file and/or publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken or omitted. Each consenting and non-consenting Limited Partner is fully aware that he and each other Limited Partner have executed this special power of attorney, and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

            The foregoing grant of authority (i) is a special power-of-attorney coupled with an interest in favor of the Managing General Partners now and hereafter acting and as such shall be irrevocable and shall survive the death or insanity (or, in the case of a Limited Partner that is a corporation, association, partnership, joint venture or trust, the merger, dissolution or other termination of the existence) of such Limited Partner, (ii) may be exercised for each Limited Partner by a facsimile signature of any Managing General Partner or by listing all of the Limited Partners executing any instrument with a single signature of any Managing General Partner acting as attorney-in-fact for all of them, (iii) shall survive the assignment by such Limited Partner of the whole or any portion of his interest, and (iv) shall survive the redemption by the Limited Partner of the whole or any portion of his interest as provided in section 6.3 hereof, provided that where all of such Limited Partner's interest is so redeemed, the power of attorney shall survive such redemption for the sole purpose of enabling a Managing General Partner to execute, acknowledge and file any instrument necessary to effect the deletion of such person as a Limited Partner.

            9.4 POWER OF ATTORNEY BY SUBSTITUTED OR ADDITIONAL LIMITED PARTNERS. As a condition to effectiveness of any assignment of Shares and to becoming a Limited Partner, each original purchaser or assignee of Shares shall execute and deliver to the Managing General Partners one or more Partnership Authorizations, including a power-of-attorney in form acceptable to the Managing General Partners and in content substantially in accordance with the foregoing provisions of Section 9.3, which shall similarly be irrevocable during the period specified above.

            9.5 AMENDMENTS REQUIRING SIGNATURE BY LESS THAN ALL LIMITED PARTNERS. Anything herein to the contrary notwithstanding, any amendment to this Certificate and Agreement substituting or adding a Partner may be signed by any Managing General Partner and by the person to be substituted or added as a Partner. The execution of any such amendment on behalf of a Limited Partner or any proposed substituted or added Limited Partner may be effected by his attorney-in-fact. An amendment reflecting the death, retirement or insanity of a General Partner and the election of a Managing General Partner to continue the business of the Fund pursuant to Article VIII above, need only be signed by any General Partner.

            9.6 AMENDMENTS REQUIRING SIGNATURE BY ALL PARTNERS. Any amendment to this Certificate and Agreement other than amendments described in Section 9.5 shall be signed by or on behalf of all Partners. The execution of any such amendment on behalf of a General or Limited Partner may be effected by his attorney-in-fact pursuant to Section 9.3 and 9.4.


                                    ARTICLE X

                          BOOK AND RECORDS, STATEMENTS
                           AND INCOME TAX INFORMATION

            10.1 FISCAL YEAR. The fiscal year of the Fund shall be the calendar year for financial reporting and for federal income tax purposes.

            10.2 RECORDS AND ACCOUNTING. At all times during the continuance of the Fund, books of account and records, which shall be adequate and appropriate for the Fund business, shall be kept on a basis consistent with the accounting methods followed by the Fund for federal income tax purposes and, where deemed appropriate, in accordance with generally accepted accounting principles and procedures applied in a consistent manner. Such books and records shall include such separate and additional accounts for each Partner and such records of each other Shareholder as shall be necessary to reflect accurately the rights and interest of its respective Shareholders and shall specifically reflect the name and address of each Shareholder and number of Shares held by him for the purpose of determining recipients of distributions and notices. Such books of account, a copy of this Certificate and Agreement and all amendments hereto, the Code of Regulations, all documents relating to the ownership and condition of title of Fund properties, and copies of all Fund tax returns shall be maintained by the Fund at all times during its operations, and each Partner shall have access to them and the right, at such Partner's expense, to inspect and copy them at all reasonable times upon reasonable notice to the Fund. In addition, each Partner shall have the right to receive by mail, upon written request to the Partnership, a copy of a list of the names and addresses of the Limited Partners and the number of Shares held by each of them, against reimbursement of the cost of duplicating and mailing the same.

            10.3 PERIODIC FINANCIAL STATEMENTS. The Fund shall cause certified annual and uncertified semiannual financial statements of the operations of the Fund to be prepared and forwarded to the Partners. The annual statements shall include a statement of assets and liabilities, statements of operations and changes in net assets, and such supporting statements or schedules as required by law or by the Managing General Partners.

            10.4 RECORD DATES. For the purpose of determining the Partners who are entitled to notice of, and to vote or act at any Meeting of Partners or any adjournment thereof, or the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Managing General Partners may from time to time, in advance, fix a time, which shall be not more than 50 days nor less than 10 days before the date of any Meeting of Partners or the date for the payment of any dividend or of any other distribution, as the record date for determining the Partners having the right to notice of and to vote at such meeting and any adjournment thereof or Shareholders having the right to receive such dividend or distribution, and in such case only Partners or Shareholders of record, as appropriate, on such record date shall have such right, notwithstanding any transfer of shares on the books of the Fund after the record date; or without fixing such record date, the Managing General Partners may, for any of such purposes, close the register or transfer books for all or any part of such period.

            10.5 INCOME TAX INFORMATION. The Fund shall provide to each Shareholder on a timely basis annually information with respect to federal taxable income and gain.

            10.6 STATEMENT UPON WINDING UP OF THE FUND. As soon as possible after completion of the winding up of the Fund pursuant to Section 6.4 above, each Shareholder shall be furnished with a statement prepared by the Fund's accountants which shall set forth the assets and liabilities of the Fund as at the date of complete winding up.


                                   ARTICLE XI

                               GENERAL PROVISIONS

            11.1 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

                        (a) The terms "Affiliated Person," "Assignment,"
            "Commission," "Interested Person," "Principal Underwriter" shall have the respective meanings given such terms in Sections 2(a)(3), 2(a)(4), 2(a)(7), 2(a)(19), and 2(a)(29) respectively of the 1940
            Act; "Majority Shareholder Vote" shall mean "vote of a majority of outstanding voting securities" as defined in Section 2(a)(42) of the 1940 Act;

                        (b) "Certificate and Agreement" shall mean this
            Certificate and Agreement of Limited Partnership, as amended or restated from time to time;

                        (c) "Code of Regulations" shall mean the "Code of
            Regulations" of the Fund as amended from time to time;

                        (d) "General Partners" refers to the Managing General
            Partners named herein and any person who shall hereafter become a General Partner. "Managing General Partner" refers to the individuals designated as such in Section 3.1 and identified, from time to time, in Schedule "A" to this Certificate and Agreement;

                        (e) The pronouns "he," "his," "him," "it" or "who," with
            "Limited Partner" or "General Partner" as the antecedent shall be deemed to refer also to a Limited Partner or General Partner who is a woman, a partnership, a joint venture, an association, a corporation or a trust;

                        (f) "Limited Partners" shall mean the original Limited
            Partner and all other persons who shall hereafter be admitted to the Fund as additional Limited Partners or substituted Limited Partners, except those persons who (i) have redeemed all Shares of the Fund owned by them, or (ii) have been replaced by a substituted Limited Partner to the extent of their entire Limited Partnership Interest;

                        (g) "Net Asset Value Per Share." The Net Asset Value Per
            Share of the Fund shall be determined as of the close of trading on the New York Stock Exchange on each day on which the Exchange is open for trading (and at such other times as the Fund may determine). The Net Asset Value Per Share shall be computed by taking the total value of all assets of the Fund, less its liabilities and dividing by the number of Shares outstanding. Securities for which market quotations are readily available shall be valued at their current market values in the principal markets in which such securities are normally traded. Securities and other assets for which market quotations are not readily available (including restricted securities) shall be valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Managing General Partners.

                        The Partnership may suspend the determination of the Net
            Asset Value Per Share in the event the New York Stock Exchange is closed for other than customary weekends or holidays, or during periods when trading on the Exchange is restricted or an emergency exists which makes disposition or valuation of portfolio securities impractical, or during any other period permitted by order of the Commission.

                        (h) The "1940 Act" refers to the Investment Company Act
            of 1940, as amended, and the Rules and Regulations thereunder, all as amended from time to time; the "1933 Act" refers to the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, all as amended from time to time;

                        (i) "Partners" shall mean collectively the General
            Partners and the Limited Partners. Reference to a "Partner" shall mean any one of the Partners.

                        (j) "Partnership" or the "Fund" refers to this Limited
            Partnership formed under the law of the State of California and established by this Certificate and Agreement, as amended from time to time.

                        (k) The "Partnership Act" refers to The California
            Revised Limited Partnership Act as enacted by the State of California and hereafter amended, set forth presently at Sections 15611 and following, of the Corporations Code of the State of California;

                        (l) "Person" means an individual, partnership, joint
            venture, association, corporation or trust;

                        (m) "Shareholder" or "Holder" means a holder of Shares,
            whether a General Partner, Limited Partner or assignee of any of them, but only to the extent such person's interest is recorded on the books of the Fund maintained for such purpose either by the Fund or by its appointed transfer or similar agent.

                        (n) "Shares" shall mean the equal proportionate units
            into which the Partnership Interests of the Fund shall be divided from time to time as provided in Section 5.1 of this Certificate and Agreement.

            11.2 INDEPENDENT ACTIVITIES. Each Partner reserves the right to conduct activities similar to those conducted by the Fund, including buying or selling securities for his own account or for others.

            11.3 CUSTODIAN. All assets of the Partnership shall be held by a Custodian as required by the 1940 Act, and may be registered in the name of the Partnership or such custodian or a nominee thereof.

            11.4 BENEFIT. Except as herein otherwise provided to the contrary, this Certificate and Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective heirs, executors, guardians, representatives, successors and assigns.

            11.5 NONRECOURSE CREDITORS. No creditor making a nonrecourse loan to the Partnership shall, by reason thereof, acquire any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

            11.6 NOTICES. All notices required or permitted to be given under this Certificate and Agreement shall be in writing and shall be given to the parties at the addresses set forth in Schedule "A" to this Certificate and Agreement and to the Fund at its statutory office in California, or at such other address as any of the parties may hereafter specify in writing to the Fund.

            11.7 CAPTIONS. Paragraph titles or captions contained in this Certificate and Agreement are inserted only as a matter of convenience and for reference and in on way define, limit, extend or describe the scope of this Certificate and Agreement or the intent of any provision hereof.

            11.8 CERTIFICATE AND AGREEMENT IN COUNTERPARTS. This Certificate and Agreement may be executed in several counterparts, and as so executed, shall constitute one

Certificate and Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

            11.9 AGENT FOR SERVICE OF PROCESS. The Managing General Partners shall take whatever action is necessary to designate an agent at the Fund's office in California upon whom service of process upon the Fund may lawfully be made.

            11.10 PRINCIPLES OF CONSTRUCTION; SEVERABILITY. This Certificate and Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the 1940 Act and the Partnership Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Certificate and Agreement shall be invalid or unenforceable under the 1940 Act, the Partnership Act or other applicable law, such invalidity or unenforceability shall not invalidate the Certificate and Agreement. In that case, the Certificate and Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of such law, and in the event such term or provision cannot be so limited, this Certificate and Agreement shall be construed to omit such invalid or unenforceable provision.

            11.11 CALIFORNIA LAW. This Certificate and Agreement is made in the State of California, and it is created under and is to be governed by and construed and administered according to the laws of said state.

            11.12 INTEGRATED AGREEMENT. This Certificate and Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

            IN WITNESS WHEREOF, the Managing General Partners and Limited Partners have executed this Certificate and Agreement as of this 31st day of December, 1997.



                                            MANAGING GENERAL PARTNERS


                                            /s/ Robert R. Fortune
                                            -----------------------------
                                            By: Robert R. Fortune,
                                                Attorney-in-fact for the
                                                Managing General
                                                Partners set forth in
                                                Schedule A pursuant to
                                                Section 9.3 of the
                                                Certificate and
                                                Agreement



                                            THE LIMITED PARTNERS



                                            /s/ Robert R. Fortune
                                            -----------------------------
                                            By: Robert R. Fortune,
                                                Attorney-in-fact for
                                                the Limited Partners
                                                pursuant to Sections
                                                9.3 and 9.4 of the
                                                Certificate and Agreement

                                  SCHEDULE "A"

                 NAMES, PLACES OF RESIDENCE AND NUMBER OF SHARES
                         OF PARTNERSHIP INTEREST OF THE
                                GENERAL PARTNERS


                            MANAGING GENERAL PARTNERS

                                                               Shares of
   NAMES AND ADDRESS                                     Partnership Interest
   -----------------                                     --------------------
G. Willing Pepper
128 Springton Lake Road
Media, Pennsylvania

Robert R. Fortune
2920 Ritter Lane
Allentown, Pennsylvania 18104

David R. Wilmerding, Jr.
Gee, Wilmerding & Associates, Inc.
Villanova, PA  19085-1445


 Richard C. Caldwell
 PNC Bank, N.A.
 1600 Market Street
 29th Floor
 Philadelphia, PA  19103

 Langhorne B. Smith
 Claniel Enterprises, Inc.
 Suite 400
 630 West Germantown Pike
 Plymouth Meeting, PA  19462